AMENDMENT NO. 1 TO FACILITY B
     FIVE-YEAR COMPETITIVE ADVANCE, REVOLVING CREDIT AND
                     GUARANTY AGREEMENT

           THIS AMENDMENT NO. 1 (this "Amendment") is dated as of May 25, 2001, and amends the Facility B Five-Year Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of May 25, 2001, by and among DENTSPLY INTERNATIONAL INC. (the "Borrower"), the Guarantors (as
such term is defined therein) from time to time party thereto, the Banks (as such term is defined therein) from time to time party thereto, and ABN AMRO BANK N.V., as administrative agent (the "Agent") and arranger and bookrunner, CREDIT SUISSE FIRST BOSTON and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as co-syndication agents, and FIRST UNION NATIONAL BANK and HARRIS TRUST AND SAVINGS BANK, as co-documentation agents (the "Original Facility B Credit Agreement").

                         BACKGROUND

           The parties hereto desire to amend the Original Facility B Credit Agreement to apply the Usage Fee to the aggregate of all commitments under the both the Original Facility B Credit Agreement and the Facility A Credit Agreement, as more fully set forth below.

                    OPERATIVE PROVISIONS

           NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained, incorporating the above-defined terms herein and intending to be legally bound hereby agree as follows:

                          Article I
                          Amendment

           1.01. Defined Terms; References. Terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Facility B Credit Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and similar references contained in the Original Facility B Credit Agreement and each reference to "this Agreement" and similar references contained in the Original Facility B Credit Agreement shall, on and after the date hereof, refer to the Original Facility B Credit Agreement as amended hereby.

           1.02.  Usage Fee. As of the date  hereof,  Section
2.08(b) of the Original Facility B Credit Agreement shall be deleted in its entirety and replaced with the following:




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                     "(b) The Borrower  agrees to pay to each
           Bank, through the Administrative Agent, on each March 31, June 30, September 30, December 31, and on the Maturity Date or any earlier date on which the Commitment of such Bank shall have terminated and the outstanding Loans of such Bank have been repaid in full, a usage fee (a "Usage Fee") at a rate per annum equal to the Applicable Percentage from time to time in effect on the aggregate amount of such Bank's Credit Exposure for each day on which the sum of the aggregate Credit Exposure of all Banks under this Agreement plus the aggregate Credit Exposure (as such term is defined in the Facility A Credit Agreement) of all Banks under (and as "Banks" is defined in) the Facility A Credit Agreement shall be greater than fifty percent (50%) of the aggregate amount of the total Commitments under this Agreement and of the total Commitments under (and as such term is defined in) the Facility A Credit Agreement. All Usage Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day)."


                         Article II
               Representations and Warranties

           As of the date hereof, each of the Borrower and each of the Guarantors, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

           2.01.  There are no  set-offs,  claims,  defenses,
counterclaims,   causes  of  action,  or  deductions  of  any
nature against any of the Obligations.

           2.02. After giving effect to the amendments made herein: (i) no Event of Default under and as defined in the Original Facility B Credit Agreement has occurred and is continuing, and (ii) the representations and warranties of each of Borrower and each of the Guarantors contained in the Original Facility B Credit Agreement and the other Fundamental Documents are true and correct on and as of the date hereof with the same force and effect as though made on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date.


                         Article III
        Effect, Effectiveness, Consent of Guarantors

           3.01. Effectiveness. Upon the date that Agent shall have received from each of the Banks, the Borrower, and the Guarantors a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to Agent) that such party has signed a counterpart hereof, this Amendment shall be effective as of May 25, 2001. Any Usage Fee received by Agent or any Bank under the Original Facility B Credit Agreement and which is in excess of the Usage Fee as calculated under this
Amendment shall be promptly returned to Borrower notwithstanding, solely for the purposes of this sentence,
Section 2.08(e) of the Original Facility B Credit Agreement.




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           3.02.  Amendment.  The Original  Facility B Credit
Agreement is hereby amended in accordance with the terms hereof, and this Amendment and the Original Facility B Credit Agreement shall hereafter be one agreement and any reference to the Original Facility B Credit Agreement in any document, instrument, or agreement shall hereafter mean and include the Original Facility B Credit Agreement as
amended    hereby.    In   the   event   of    irreconcilable
inconsistency between the terms or provisions hereof and the terms or provisions of the Original Facility B Credit Agreement, the terms and provisions hereof shall control.

           3.03. Joinder of Guarantors. Each of the Guarantors hereby joins in this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Original Facility B Credit Agreement, as hereby amended, and in each other Fundamental Document given by it in connection therewith.


                         Article IV
                        Miscellaneous

           4.01. Original Facility B Credit Agreement. Except as specifically amended by the provisions hereof, the Original Facility B Credit Agreement and all other Fundamental Documents shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

           4.02. Counterparts, Telecopy Signatures. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and, delivery of executed signature pages hereof by telecopy transmission from one party to another shall constitute effective and binding execution and delivery respectively of this Amendment by such party.

           4.03. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.

           4.04. Expenses. Each of the Borrower and each of the Guarantors agree, jointly and severally, to reimburse the Agent for its reasonable out-of-pocket expenses arising in connection with the negotiation, preparation and execution of this Amendment, including the reasonable fees and expenses of Buchanan Ingersoll PC, counsel for the Agent.

           4.05. Severability. If any provision of this Amendment, or the application thereof to any party hereto, shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Amendment are and shall be severable.

           4.06.   Banks'   Consent.   Each   Bank,   by  its
execution   hereof,   hereby   consents  to  this   Amendment
pursuant  Section  10.02 of the  Original  Facility  B Credit
Agreement.

                  [SIGNATURE PAGES FOLLOW]


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